CERTIFICATE OF TRUST

                                       OF

                                GLEN RAUCH FUNDS

                  This Certificate of Trust is being duly executed as of October 10, 2000 for the purpose of forming a business trust under the Delaware Business Trust Act, 12 DEL. C.ss.ss. 3801 ET SEQ. (the "Delaware Act").

                  The undersigned do hereby certify as follows:

                  1. NAME. The name of the business trust is Glen Rauch Funds (the "Trust").

                  2. REGISTERED AGENT. The business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the date and time of filing.

                  4. REGISTERED INVESTMENT COMPANY. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

                  5.  SERIES TRUST. Notice is hereby given that pursuant to
Section 3804 of the Delaware Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, has executed this Certificate of Trust as of the date first above written.

                                                 By: /S/ GLEN R. RAUCH
                                                     ---------------------
                                                     Glen R. Rauch
                                                     as Trustee and not
                                                     individually